As filed with the Securities and Exchange Commission on December 5, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Southern States Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Alabama	6022	26-2518085
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen W. Whatley
Chairman and Chief Executive Officer
Southern States Bancshares, Inc.
615 Quintard Ave.
Anniston, AL 36201
(256) 241-1092
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael D. Waters
Clinton H. Smith
Thomas D. Kimball
420 20th Street North
Suite 1100
Birmingham, AL 35203
(205) 244-5210
(205) 244-5410 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)             ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 5, 2022
PRELIMINARY PROSPECTUS
OFFER TO EXCHANGE
Up to $40,000,000 aggregate principal amount of
7.00% Fixed-to-Floating Rate Subordinated Notes due 2032
that have been registered under the Securities Act of 1933
for any and all outstanding unregistered
7.00% Fixed-to-Floating Rate Subordinated Notes due 2032

The exchange offer will expire at 11:59 p.m., New York City time, on                  , 2022, unless extended.
We are offering to exchange 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to in this prospectus as the “New Notes,” for any and all of our outstanding unregistered 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032 that we issued in a private placement on October 26, 2022, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the New Notes for the Old Notes to satisfy our obligations under a registration rights agreements that we entered into in connection with our issuance of the Old Notes.
We will not receive any cash proceeds from this exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for New Notes in this exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition but is subject to certain customary conditions.
Upon expiration of the exchange offer, all Old Notes that have been validly tendered and not withdrawn will be exchanged for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes evidence the same debt as the Old Notes and are governed by the same indenture under which the Old Notes were issued.
There is no existing public market for the Old Notes or the New Notes and we do not expect any public market to develop in the future for either the Old Notes or the New Notes. The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to list the New Notes on any national securities exchange or quotation system.
You may withdraw your book-entry tender of Old Notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Exchanging your outstanding Old Notes for New Notes involves certain risks. See “Risk Factors” beginning on page 9, as well as the risk factors contained in the documents incorporated or deemed incorporated by reference herein before making any decision to participate in the exchange offer.

The securities to be exchanged are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

Neither the Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                    , 2022

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-4, which we refer to as the “registration statement,” that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the New Notes offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference herein or therein.
We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes. We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.
You should read this prospectus together with the information incorporated by reference in this prospectus and in the accompanying letter of transmittal filed by us with the SEC. We have not authorized any other person to provide you with any other information with regard to the exchange offer. If anyone provides you with information that is different or inconsistent, you should not rely on it. You should not assume that any information contained or incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part is accurate as of any date other than the date of the applicable document that contains such information. Our business, financial condition, results of operations and prospects may have changed since such date. Information that we file with the SEC after the date of this prospectus may supersede the information in this prospectus. You may read these reports and proxy statements and other information and obtain copies of such documents and information as described below. Neither the delivery of this prospectus nor any distribution of New Notes made hereunder shall imply that there has been no change in the information set forth or in our affairs since the date hereof.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the New Notes offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.southernstatesbank.net. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”
In this prospectus, “we,” “our,” “us,” “Southern States Bancshares,” “Southern States,” or “the Company” refers to Southern States Bancshares, Inc., an Alabama corporation, and all consolidated subsidiaries including Southern States Bank, an Alabama banking corporation, unless the context indicates that we refer only to the parent company, Southern States Bancshares. In this prospectus, “Bank” or “Southern States Bank” refers to Southern States Bank, our wholly-owned bank subsidiary. Additionally, all references in this prospectus to the “notes” include both the Old Notes and the New Notes, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the current COVID-19 pandemic and uncertainty about its continuation. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.
These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this prospectus and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.
There are or may be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•potential risks and uncertainties relating to the effects of COVID-19, including the duration of the COVID-19 outbreak, actions that have been and will be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, including U.S. GDP decreases and increases in unemployment;
•our ability to execute and prudently manage our growth and execute our strategy, including expansion activities;
•our ability to adequately measure and limit our credit risk;
•business, market and economic conditions generally and in the financial services industry, nationally and within our local markets;
•factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our markets and the financial health of our commercial borrowers;
•the failure of assumptions and estimates, as well as differences in, and changes to, economic, market, and credit conditions, including changes in borrowers’ credit risks and payment behaviors;
•compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with mortgage origination, sale and servicing operations;
•compliance with the Bank Secrecy Act, OFAC rules and anti-money laundering laws and regulations;
•governmental monetary and fiscal policies;
•the effectiveness of our risk management framework, including internal controls;

•the composition of and future changes in our management team and our ability to attract and retain key personnel;
•geographic concentration of our business in certain Alabama and Georgia markets;
•our ability to attract and retain customers;
•the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest-sensitive assets and liabilities, and the risks and uncertainty of the amounts realizable;
•changes in the availability and cost of credit and capital in the financial markets, and the types of instruments that may be included as capital for regulatory purposes;
•changes in the prices, values and sales volumes of residential and commercial real estate;
•the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, trust and other wealth management services and insurance services, including the disruption effects of financial technology and other competitors who are not subject to the same regulations as the Company and Southern States Bank;
•the failure of assumptions and estimates underlying the establishment of allowances for possible loan losses and other asset impairments, losses, valuations of assets and liabilities and other estimates;
•the risks of any mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;
•changes in technology or products that may be more difficult, costly, or less effective than anticipated;
•systems failures or interruptions involving our risk management framework, our information technology and telecommunications systems or third-party servicers;
•unauthorized data access, cyber-crime and other threats to data security and customer privacy;
•our ability to maintain our historical rate of growth;
•our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;
•deterioration of our asset quality or the value of collateral securing loans;
•changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters and appropriate compliance with applicable law and regulation;
•operational risks associated with our business;
•volatility and direction of market interest rates and the shape of the yield curve;
•our ability to maintain important deposit customer relationships, maintain our reputation or otherwise avoid liquidity risks;
•the obligations associated with being a public company;
•the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities (such as the conflict between Russia and Ukraine) or other international or domestic calamities as well as national and international economic conditions and health issues, such as COVID-19, and other matters beyond our control; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other public filings and press releases.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements and the “Risk Factors” included in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein. Additional information on these and other risk factors can be found in “Part II – Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q and in “Part I – Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We also maintain a website at www.southernstatesbank.net. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Holders of the Old Notes may request a copy of such information, at no cost, by contacting us at the following address or telephone number:

Southern States Bancshares, Inc.
Attention: Corporate Secretary
615 Quintard Avenue
Birmingham, AL 36201
(256) 241-1092
To ensure timely delivery of any requested information, holders of the Old Notes must make any request no later than               , 2022, which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement. We are not, however, incorporating by reference any document or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
•Annual Report on Form 10-K
For the fiscal year ended December 31, 2021 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed on March 30, 2022)

•Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022
•Current Reports on Form 8-K	Filed January 20, 2022, February 8, 2022, February 17, 2022, April 21, 2022, May 23, 2022, July 21, 2022, August 16, 2022, October 20, 2022 and October 27, 2022
•The description of our common stock contained in our Registration Statement on Form 8-A	Filed August 10, 2021
We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC, including those filed after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and until we have exchanged all of the New Notes to which this prospectus relates or each offering under this prospectus is otherwise terminated.
These documents are available without charge to you on the Investor Relations section of our website at www.southernstatesbank.net or if you call or write to: Investor Relations, 615 Quintard Avenue, Anniston, Alabama 36201, or (256) 241-1092. Information on our website is not part of, and we are not incorporating the contents of our website into, this prospectus or any prospectus supplement.
We have also filed a registration statement with the SEC relating to the New Notes offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

SUMMARY
This summary highlights information that is contained in this prospectus. This summary does not contain all of the information that may be important to you. Before deciding whether to participate in the exchange offer, you should read carefully the entire prospectus, including, but not limited to, the risks described below, together with the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating whether to participate in the exchange offer.
The Company
Company Overview
Southern States Bancshares, Inc. is a bank holding company headquartered in Anniston, Alabama. We operate primarily through our wholly-owned subsidiary, Southern States Bank (the “Bank”), an Alabama banking corporation. We provide banking services from 13 offices in Alabama and Georgia and two LPOs in Georgia. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in our communities. Our principal business activities include commercial and retail banking.
Corporate Information
Our principal executive office is located at 615 Quintard Avenue, Anniston, Alabama 36201, and our telephone number is (256) 241-1092. We maintain an Internet website at www.southernstatesbank.net. The information contained on our website shall not be considered part of this prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website.

Summary of the Exchange Offer
The following is a brief summary of the terms of the exchange offer. It does not contain all of the information that you need to consider in making your decision regarding whether to exchange your Old Notes for New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled “The Exchange Offer” contains a more detailed description of the terms and conditions of the exchange offer. To understand all of the terms of the exchange offer and the New Notes, you should carefully read this prospectus as well as the documents described under “Where You Can Find More Information.”

Old Notes
$40,000,000 in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032, which were issued on October 26, 2022 in connection with a private offering. The Old Notes were issued under the indenture, dated as of October 26, 2022 (the “indenture”).

New Notes
Up to $40,000,000 in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032, the issuance of which has been registered under the Securities Act. The form and terms of the New Notes are substantially identical in all material respects to those of the Old Notes, except that (i) the transfer restrictions, registration rights and additional interest provisions applicable to the Old Notes do not apply to the New Notes and (ii) the New Notes will have a separate CUSIP number from that of the Old Notes.

Exchange Offer
We are offering to exchange the New Notes for a like principal amount of Old Notes. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange the Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of the New Notes.

Expiration Date; Tenders
The exchange offer will expire at 11:59 p.m., New York City time, on          , 2022 (the                business day following the date of this prospectus) (the “expiration date”), unless extended in our sole and absolute discretion. By tendering your Old Notes, you will be deemed to represent to us that:
•any New Notes that you acquire in the exchange offer are being acquired by you in the ordinary course of your business;
•at the time of commencement of the exchange offer, neither you nor anyone receiving New Notes from you has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act;
•you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and
•if you are a broker-dealer that will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making or other trading activities, then you will deliver a prospectus in connection with any resale of the New Notes you receive. For further information regarding resales of the New Notes, see the discussion under the caption “Plan of Distribution.”

Withdrawal Rights
Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 11:59 p.m., New York City time, on the expiration date. For a withdrawal of tendered Old Notes to be effective, the exchange agent must receive, on or prior to 11:59 p.m., New York City time, on the expiration date, a computer generated notice of withdrawal, transmitted by The Depository Trust Company, or DTC, on your behalf in accordance with the appropriate procedures of DTC’s “Automated Tender Offer Program,” or ATOP. See “The Exchange Offer–Withdrawal of Tenders.”

Conditions to Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions.”
Procedures for Tendering Old Notes
For Old Notes that are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of such Old Notes and will be the only entity that can tender such Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering such Old Notes held in book-entry form. These ATOP procedures, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal. For Old Notes that are represented by a physical note that is registered in the initial purchaser’s name, each beneficial holder of such Old Note must transmit a properly completed and duly executed letter of transmittal, the physical note, and all other documents required by the letter of transmittal to the exchange agent, at its address listed under “The Exchange Offer—Exchange Agent.”

Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer—Eligibility; Transferability.”
Certain Material U.S. Federal Income Tax Considerations
We do not believe the exchange of the Old Notes for New Notes in the exchange offer will be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Certain Material U.S. Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer. You should consult your own tax advisor as to the potential tax consequences of exchanging your Old Notes for New Notes.

Registration Rights
Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability
Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:
•you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;
•you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;
•you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;
•you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and you are not acting on behalf of any person who could not truthfully make these statements.
Our belief that transfers of New Notes would be permitted without complying with the registration and prospectus delivery requirements of the Securities Act under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. If our belief is not accurate and you transfer New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. See “Risk Factors—Risks Related to the Exchange Offer.” Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes
Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act or under an exemption from the requirements of the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes
Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	UMB Bank, N.A. is serving as the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.”
Risk Factors
Exchanging your outstanding Old Notes for New Notes involves certain risks. Before you decide to exchange your outstanding Old Notes for New Notes, you should read carefully the entire prospectus, including, but not limited to, the risks described under the heading “Risk Factors” beginning on page 9 of this prospectus, together with the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating whether to participate in the exchange offer.

SUMMARY OF THE NEW NOTES
The following is a brief summary of the terms of the New Notes. It does not contain all of the information that you need to consider in making your investment decision. The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and rights under the registration rights agreement, including the right to earn additional interest under circumstances relating to our registration obligations, do not apply to the New Notes. To understand all of the terms of the New Notes, you should carefully read this prospectus as well as the documents that are described under “Where You Can Find More Information.”

Issuer	Southern States Bancshares, Inc.
Notes Offered	Up to $40,000,000 aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due October 26, 2032 (the “New Notes”).
Stated Maturity Date	October 26, 2032
Form and Denomination
The New Notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

Interest Rate and Interest Rate Payment Dates During Fixed-Rate Period
From, and including, October 26, 2022, to, but excluding, October 26, 2027, unless redeemed prior to such date, the New Notes will bear interest at a rate of 7.00% per annum, payable quarterly in arrears beginning on December 30, 2022.

Interest Rate and Interest Rate Payment Dates During Floating Rate Period
From, and including, October 26, 2027 to, but excluding, October 26, 2032, unless redeemed prior to such date, the New Notes will bear interest at an annual floating rate, reset quarterly, equal to the benchmark rate (which is expected to be the then-current Three-Month Term SOFR), plus 306 basis points, or such other rate as determined pursuant to the indenture, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year beginning on December 30, 2027 or earlier redemption date. If Three-Month Term SOFR (or other applicable floating interest rate) is less than zero, then Three-Month Term SOFR (or other such applicable floating interest rate) shall be deemed to be zero.

For each interest period during the Floating Rate Period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes—Principal, Maturity and Interest”). If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date each as defined under “Description of the Notes—Definitions Relating to the Determination of the Floating Interest Rate”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes—Definitions Relating to the Determination of the Floating Interest Rate”) plus 306 basis points.

Day Count Convention	30-day month/360-day year to but excluding October 26, 2032, and, thereafter, a 360-day year and the number of days actually elapsed.
Record Dates	Each interest payment will be made to the holders of record who held the New Notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date.
Subordination; Ranking
The New Notes will be our general unsecured, subordinated obligations and:
•will rank subordinate and junior in right of payment to all of our existing and future “senior indebtedness” (as defined below);
•will rank equally in right of payment with all of our existing and future subordinated indebtedness; and
•will rank senior in right of payment to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the New Notes.
See “Description of the Notes–Subordination.”

Optional Redemption
We may, at our option, redeem the New Notes (i) in whole or in part beginning on or after December 30, 2027, and on any interest payment date thereafter and (ii) in whole, but not in part, upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event (each as defined below in “Description of the Notes—Redemption”). Any redemption of the New Notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, and additional interest, if and to the extent applicable, thereon to, but excluding, the date of redemption. Any redemption of the New Notes will be subject to the receipt of approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent such approval is then required. The New Notes are not subject to repayment at the option of the holders and there is no sinking fund for the New Notes.

No Limitations on Indebtedness
Neither the indenture nor the terms of the New Notes contain any covenants limiting or restrictions on the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank.

Limited Indenture Covenants
The indenture does not contain any financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the New Notes contain any covenants prohibiting us from, or limiting our right to, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the New Notes, repurchase our stock or other securities, including any of the New Notes, or pay dividends or make other distributions to our shareholders (except, in the case of dividends or other distributions on junior securities, upon an event of default).

Listing; No Public Market
The New Notes are a new issue of securities with no established trading market and we do not expect any public market to develop in the future for the New Notes. We do not intend to list the New Notes on any national securities exchange or quotation system.

Risk Factors
See “Risk Factors” beginning on page 9 of this prospectus, together with the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating whether to participate in the exchange offer.

Trustee	UMB Bank, N.A., or successor if replaced in accordance with the applicable provisions of the indenture.
Governing Law	The indenture and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
Exchanging your Old Notes for New Notes involves risks. Before deciding whether to participate in the exchange offer, you should read carefully the entire prospectus, including, but not limited to, the risks described below, together with the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein, in evaluating whether to participate in the exchange offer. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Other risks not presently known to us or that we currently believe are immaterial may materially affect our business if they occur. Moreover, new risks emerge from time to time. Further, our business may also be affected by additional factors that apply to all companies operating in the U.S., which have not been included. Please read “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Exchange Offer
If you do not validly tender your Old Notes, you will continue to hold unregistered Old Notes, and your ability to transfer Old Notes will be limited.
We will only issue New Notes in exchange for Old Notes that you timely and validly tender in accordance with the terms of the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. See “The Exchange Offer—Procedures for Tendering Old Notes.”
If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the global or definitive notes, as applicable, for the Old Notes. The restrictions on transfer of the Old Notes arose because we issued the Old Notes in a private placement exempt from the registration requirements under the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.
The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.
For further information regarding the consequences of failing to exchange your Old Notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”
You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.
We will issue New Notes in exchange for your Old Notes only if you validly tender and do not validly withdraw your Old Notes before expiration of the exchange offer. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. If you are the beneficial holder of Old Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender your Old Notes on your behalf in accordance with the procedures described in this prospectus and the accompanying letter of transmittal.
Old Notes that are not tendered, are withdrawn prior to acceptance or that are tendered but not accepted for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act, and upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Failure to Exchange.”
Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with additional requirements under the Securities Act.
Based on interpretations of the Securities Act by the staff of the SEC contained in certain no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell, or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes. If any such holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any such holder or other person against, such liability.
Risks Related to the Notes
You should not rely on indicative or historical data concerning the SOFR.
Under the terms of the notes, the interest rate on the notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR (“Three-Month Term SOFR”) (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked notes, we mean the notes at any time when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
The amount of interest payable on the notes will vary on and after October 26, 2027.
As the interest rate of the notes will be calculated based on SOFR from and including October 26, 2027 to but excluding the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the notes will vary on and after October 26, 2027. During this period, the notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 306 basis points; provided, that in the event that the Benchmark rate for any floating rate period is less than zero, the Benchmark rate for such floating rate period shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in the calculation of SOFR could adversely affect the amount of interest that accrues on the SOFR-linked notes and the trading prices for the SOFR-linked notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the SOFR-linked notes. If the manner that SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked notes, which may adversely affect the trading prices of the SOFR-linked notes. In addition, the interest rate on the SOFR-linked notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked notes for any interest period declines to zero or becomes negative, then the Benchmark rate for such interest period will be deemed to be zero. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of, and trading prices of, the SOFR-linked notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and trading prices of, the SOFR-linked notes.
Any market for the SOFR-linked notes may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked notes may never develop or may be illiquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked notes, the trading price of the SOFR-linked notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked notes at all or may not be able to sell the SOFR-linked notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked notes.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the notes and the trading prices for the notes.
Under the benchmark transition provisions of the notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during the floating rate period, which could adversely affect the return on, value of and trading prices of, the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
We act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.
We act as the initial calculation agent, and we may continue to serve as calculation agent during the floating rate period. The calculation agent will make certain determinations, decisions or elections with respect to the interest rate during the floating rate period. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and trading prices of, the notes. Any determination by us, as the calculation agent, will be conclusive and binding absent manifest error.
Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.
There is no established public market for the notes, and we cannot assure you that an active trading market for the notes will develop. If no active trading market develops, you may not be able to resell the notes at a price favorable to you or at all. Subject to any registration rights held by holders of the notes, we do not intend to apply for listing the notes on any securities exchange. Future trading prices of the notes and the liquidity of any market for the notes will depend on many factors, including, among other things, the number of holders of the notes, the prevailing interest rates, our operating results, our financial condition, the market for similar securities and the interest of securities dealers in making a market in the notes. We cannot assure you as to the development of or liquidity of any trading market for the notes. We cannot assure you that the market, if any, for the notes will be free from disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.
Changes in our credit ratings may adversely affect your investment in the notes.
The credit ratings on the notes are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Any ratings of our long‐term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding and the way in which we are perceived in the capital markets. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
In the event we redeem the notes before maturity, you may not be able to reinvest your principal at the same or a higher rate of return.
We may redeem the notes, in whole or in part, and without premium or penalty, at any time five years after the issue date, subject to certain conditions. You should assume that we will exercise our redemption option if we are able to obtain capital at a lower cost than we must pay on the notes or if it is otherwise in our interest to redeem the notes. We may also redeem the notes, in whole, but not in part, and without premium or penalty, upon the occurrence of certain events at any time, including within the first five years after the issue date. If the notes are redeemed, you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the notes.
As a holder of the notes, you will not be entitled to any rights with respect to our capital stock.
If you hold a note, you will not be entitled to any rights with respect to our capital stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our capital stock) by virtue of holding a note.

Holders of the notes will have no say over our management and affairs.
Our officers and directors will make all decisions with respect to our management. Holders of the notes have no right or power to take part in our management. Prospective investors will be entirely reliant on our officers and directors to effectively manage our business so that we may meet our debt obligations when they fall due.
Your right to receive payments on the notes is effectively subordinated to those lenders who have a security interest in our assets.
Our obligations under the notes are unsecured and we may be able to obtain indebtedness from time to time that is secured by all or substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under such secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the notes. In any such event, because the notes are not secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.
Your right to receive payments on the notes is structurally subordinated to indebtedness of the Bank, and our other subsidiaries.
The notes are our obligations only, are not obligations of or deposits in the Bank or its other subsidiaries, and are not insured by any government or private agency. Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or our other subsidiaries, upon a liquidation, reorganization, or insolvency of the Bank or our other subsidiaries (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of the creditors of the Bank or our other subsidiaries (including depositors in our subsidiaries). If we are a creditor of the Bank or its other subsidiaries, our claims would be subject to any prior security interest in the assets of the Bank or our other subsidiaries and any indebtedness of our subsidiaries senior to our indebtedness.
The notes are also effectively subordinated to all of the liabilities of the Bank or our other subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to make payments on the notes, whether by paying dividends or otherwise.
Our debt service obligations increased upon issuance of the notes.
Upon issuance of the notes, we incurred additional debt service in addition to normal operating expenses and planned capital expenditures. Our increased level of indebtedness may have several important effects on our future operations including, without limitation, a portion of our cash flow must be dedicated to the payment of interest and principal on the notes, reducing funds available for dividends and distributions to shareholders and our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate and other purposes may be limited. Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon the future performance of the Bank and its ability to pay dividends to us, which will be subject to regulatory restrictions, general economic, industry and competitive conditions and to financial, business and other factors affecting us and the Bank, many of which are beyond our control. We cannot assure you that the Bank will be able to continue to generate cash flow at or above its current level and that we will be able to pay principal and interest on the notes as it becomes due.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes.
The Company is a bank holding company with no material activities other than the provision of funds to our subsidiaries, including the Bank, in the ordinary course of business. Our principal source of funds to pay dividends on our capital stock and to service any of our debt obligations, including the notes, other than further issuances of securities, would be dividends received from the Bank. The Bank is not obligated to make payments to us, and any payments to us would depend on the earnings or financial condition of the Bank and various business considerations, and may also require prior regulatory approval.
Moreover, pursuant to federal law and regulations promulgated by the Federal Reserve, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay the principal of, and accrued but unpaid interest on, the notes at the maturity of the notes.
We may not be able to generate sufficient cash to service all of our debt, including the notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, including the notes, will depend on the future performance of our operating subsidiaries, primarily the Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting dividends and distributions to us from the Bank and required capital levels with respect to the Bank, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. The Bank may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.
The Dodd-Frank Wall Street Reform Act (the “Dodd-Frank Act”) created a new resolution regime known as the “orderly liquidation authority,” which may apply to us as a bank holding company. Under the orderly liquidation authority, the Federal Deposit Insurance Corporation (the “FDIC”) may be appointed as receiver for an entity for purposes of liquidating the entity if the Secretary of the Treasury determines that the entity is in severe financial distress and that the entity’s failure would have serious adverse effects on the U.S. financial system.
If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the right of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a “bridge” entity. As a consequence of the rights of the FDIC under the orderly liquidation authority, the holders of the notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.
Holders of the notes are not protected in the event of a material adverse change in our financial condition or results of operations and there is limited covenant protection in the notes.
The covenants in the notes are limited and do not protect holders of the notes in the event of a material adverse change in our financial condition or results of operations. Additionally, payments of principal of the notes can be accelerated only upon bankruptcy of the Company. There is no right of acceleration of payment of the notes in the case of default in the performance of any covenant by the Company, including payment of principal or interest. Our regulators can, in the event we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent payment of interest or principal on the notes and any dividends on our capital stock, but such limits will not permit acceleration of the notes. The notes do not contain any provisions which restrict us or our subsidiaries from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, including indebtedness which will rank senior to the notes.

The notes do not contain any financial ratios, covenants, or specified levels of liquidity to which we must adhere. In addition, the notes do not contain any provisions which require us to repurchase, redeem, or modify the terms of the notes upon any events involving the Company which may adversely affect our creditworthiness. Therefore, neither the covenants nor the other provisions of the notes should be a significant factor in evaluating whether we will be able to comply or will comply with our obligations under the notes.
We will be able to incur additional debt, which could result in a further increase of our leverage and thereby have an adverse effect on our ability to pay our obligations under the notes.
The terms of the notes do not and will not prohibit us from incurring additional debt. We may seek to raise additional capital in the form of debt, including senior debt, in the future. If we do incur more debt, the related risks that we would face with an increase in leverage could result in an adverse effect on our ability to pay our obligations under the notes.
The notes are not an insured deposit.
Your investment in the notes is not a bank deposit and is not and will not be insured or guaranteed by the FDIC or any other government agency. Your investment is subject to investment risk, and you must be capable of affording the loss of your entire investment.
There can be no assurance that the notes will qualify for the tax treatment for which the Company intends the notes to qualify.
Although the Company intends for the notes to qualify for tax treatment that is favorable to the Company, the Company has not sought advice from its accountants, nor has it sought a ruling from the U.S. Internal Revenue Service (“IRS”), as to the federal income tax consequences of issuing the notes. There can be no assurance that upon future review, the Company’s accountants will determine that the notes do not qualify for the intended tax treatment. Similarly, there can be no assurance that the IRS will not successfully challenge the intended tax treatment of the notes. If at any time within the first five years after the issue date, the interest payable by the Company on the notes is not, or will not be, deductible by the Company, in whole or in part, for federal income tax purposes, we may redeem the notes in whole, but not in part, and without premium or penalty.

USE OF PROCEEDS
The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Old Notes. We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive for cancellation a like principal amount of the Old Notes. Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

THE EXCHANGE OFFER
General
In connection with the issuance of the Old Notes, we entered into registration rights agreements with the initial purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:
•the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;
•the New Notes bear different CUSIP numbers from the Old Notes;
•the New Notes generally will not be subject to transfer restrictions;
•holders of the New Notes are not entitled to registration rights under the registration rights agreement or otherwise; and
•because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.
The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will be entitled to the benefits of the indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the indenture. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the applicable indenture.
The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.
We will be deemed to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of the exchange offer, delivery of New Notes will be made by the exchange agent after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. The exchange offer is subject to the conditions set forth below under “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived by us, in whole or in part, in our absolute discretion), we may not be required to exchange any of the Old Notes. In such case, or if any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the Old Notes not exchanged to the tendering holder after the expiration or termination of the exchange offer.
If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus and the letter of transmittal, the tendering holder will not be required to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “The Exchange Offer—Fees and Expenses.”
Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors—Risks Related to the Exchange Offer.”

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.
Registration Rights Agreement
We issued the Old Notes in a private placement exempt from the registration requirements under the Securities Act and applicable state securities laws. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, and we are making the exchange offer to comply with our contractual obligations under that registration rights agreement.
The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Under the terms of the registration rights agreement, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.
Under the terms of the registration rights agreement, we agreed, among other things, to use commercially reasonable efforts to:
•file a registration statement with the SEC on or prior to the 90th day after October 26, 2022 with respect to a registered offer to exchange the Registrable Securities (as defined below) for the New Notes;
•cause that registration statement to be declared effective by the SEC no later than the 120th day after October 26, 2022;
•cause that registration statement to remain effective until the closing of the exchange offer;
•consummate the exchange offer no later than 45 days after the effective date of that registration statement.
We also agreed to commence the exchange offer promptly after the effectiveness of the registration statement and keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes; and
“Registrable Securities” means the Old Notes, but any Old Notes cease to be Registrable Securities when: (i) a registration statement with respect to such Old Notes shall have been declared effective under the Securities Act and such Old Notes shall have been exchanged or disposed of pursuant to such registration statement, (ii) such Old Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A under the Securities Act) under the Securities Act or are eligible to be resold pursuant to Rule 144 under the Securities Act without regard to the public information requirements thereunder, (iii) such Old Notes shall have ceased to be outstanding, (iv) such Old Notes, to the extent eligible for exchange under an exchange offer registration statement that was declared effective under the Securities Act, were not exchanged, at the election of the holder, during the period that the exchange offer was open, or (v) such Old Notes have been exchanged for New Notes, which have been registered pursuant to the exchange offer registration statement upon consummation of the exchange offer, unless in the case of any New Notes referred to in this clause (v), such New Notes are held by any participating broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities or otherwise are not freely tradable by such participating broker-dealers without any limitations or restrictions under the Securities Act (in which case, such New Notes will be deemed to be Registrable Securities until such time as such New Notes are sold to a purchaser in whose hands such New Notes are freely tradeable without any limitations or restrictions under the Securities Act).
We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.
We further agreed that, under certain circumstances, we would file a shelf registration statement with the SEC that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.
Eligibility; Transferability
We are making the exchange offer in reliance on interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties. We have not sought or received our own no-action letter from the staff of the SEC with respect to the exchange offer and the related transactions, and there can be no assurance that the staff of the SEC will make a determination in the case of the exchange offer and such transactions that is similar to its determinations in the above mentioned no-action letters. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:
•you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;
•you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;
•you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;
•you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and
•you are not acting on behalf of any person who could not truthfully make these statements.
To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.
In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also: (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by so acknowledging and by delivering a prospectus such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, upon notification to us, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-

dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.
Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who participates in or intends to participate in the exchange offer for the purpose of, or with a view to, distributing the New Notes, or (iv) who is a broker-dealer who purchased the Old Notes directly from us:
•will not be able to rely on the interpretations of the staff of the SEC set forth in the no-action letters described above;
•will not be able to tender Old Notes in the exchange offer; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.
The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.
Expiration of the Exchange Offer; Extensions; Amendments
The exchange offer will expire at 11:59 p.m., New York City time, on                    , 2022, or at such later date or time to which we may extend the exchange offer. We refer to such date, as it may be extended, as the expiration date. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.
We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “The Exchange Offer—Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension or termination of, or amendment to, the exchange offer to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is given to holders of the Old Notes.
If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.
If we terminate or withdraw the exchange offer, we will promptly pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.
Conditions
The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:
•such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;
•we determine that the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation by the staff of the SEC; or

•any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.
The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We reserve the absolute right to waive these conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration date, subject to applicable law. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.
In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any such stop order as soon as practicable and provide prompt notice to each holder of the withdrawal of any such stop order.
Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “The Exchange Offer—Eligibility; Transferability” and “Plan of Distribution.”
Procedures for Tendering Old Notes
In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes.
If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent, whose address, phone number and email address are set forth below in “The Exchange Offer—Exchange Agent.”
Certain of the Old Notes were issued in book-entry form and are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender your Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must:
•Comply with DTC’s ATOP procedures described below; and
•The exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes in its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the exchange offer.
Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.
The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that the agreement may be enforced against such participant.
Each agent’s message must include the following information:
•name of the beneficial owner tendering such Old Notes;
•account number of the beneficial owner tendering such Old Notes;

•principal amount of Old Notes tendered by such beneficial owner; and
•a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “—Representations” below.
The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.
The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.
Certain of the Old Notes were issued in physical form to certain initial purchasers. Accordingly, such holders of Old Notes must physically tender their Old Notes for New Notes. Therefore, to tender Old Notes represented in physical form subject to the exchange offer and to obtain New Notes you must transmit to the exchange agent, at its address listed under “—Exchange Agent”:
•the physical Old Note;
•a properly completed and duly executed letter of transmittal; and
•all other documents required by the letter of transmittal.
The tender by a holder of Old Notes represented in physical form that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. You will be required to deliver the physical note and a letter of transmittal to the exchange agent and will be bound by the letter of transmittal terms.
There is no procedure for guaranteed late delivery of the Old Notes in connection with the exchange offer.
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the exchange offer.

Representations
By tendering Old Notes, each holder is deemed to have represented to us all of the representations contained in the letter of transmittal, including that:
•any New Notes that you receive will be acquired in the ordinary course of business; you are not participating in the exchange offer with a view to distribute any New Notes nor do you have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;
•you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act);
•if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities, and you will satisfy any applicable prospectus delivery requirements in connection with any resale of such New Notes; and
•the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.
Proper Execution and Delivery of Letter of Transmittal
Generally, an eligible institution must guarantee signatures on a letter of transmittal or notice of withdrawal unless:
•you tender your Old Notes as the registered holder and the New Notes issued in exchange for your Old Notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the Old Notes; or
•you tender your Old Notes for the account of an eligible institution.
For the purposes of this prospectus, an “eligible institution” means an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act which is a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program).
If the letter of transmittal is signed by the holder(s) of Old Notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If any of the Old Notes tendered are held by two or more holders, all such holders must sign the letter of transmittal. If any of the Old Notes tendered thereby are registered in different names on different Old Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.
If Old Notes that are not tendered for exchange under the exchange offer are to be returned to a person other than the holder thereof, certificates for such Old Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.
If the letter of transmittal is signed by a person other than the holder of any Old Notes listed therein, those Old Notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such Old Notes. If the letter of transmittal or any Old Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of Old Notes waive any right to receive any notice of the acceptance for exchange of their Old Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Old Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, Old Notes not tendered or exchanged will be returned to the tendering holder.
All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Old Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be properly tendered or any tendered Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or will incur any liability for failure to give any such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Old Notes. Holders may contact the exchange agent for assistance with these matters.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal for Old Notes represented by global certificates to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:
•specify the name of the tendering holder of Old Notes;
•the principal amount of the Old Notes delivered for exchange;
•specify the name and number of the account at DTC to be credited with the withdrawn Old Notes; and
•a statement that such holder is withdrawing its election to have such Old Notes exchanged.
For a withdrawal to be effective Old Notes represented by physical certificates you must comply with the appropriate procedures prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:
•specify the name of the tendering holder of Old Notes;
•the principal amount of the Old Notes delivered for exchange; and
•a statement that such holder is withdrawing its election to have such Old Notes exchanged.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time prior to the expiration date of the exchange offer.

Exchange Agent
UMB Bank, N.A., the trustee under the indenture, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:
By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):

UMB Bank, N.A.
5555 San Felipe, Suite 870
Houston, Texas 77056
Attention: Mauri J. Cowen / Corporate Trust
For additional information, you may contact the exchange agent by calling (713) 300-0587 or by emailing mauri.cowen@umb.com.
We will pay the exchange agent reasonable and customary fees for its services (including attorneys’ fees) and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.
Fees and Expenses
We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.
Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;
•tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or
•a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.
If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.
Accounting Treatment
We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange.
Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange
Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes.
Accordingly, such Old Notes may not be offered, sold, pledged, or otherwise transferred except:
•to us or to any of our subsidiaries;
•under a registration statement that has been declared effective under the Securities Act;
•for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, that purchases for its own account or for the account of another qualified institutional buyer, in each case, to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act;
•under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee); or
•in each case, subject to compliance with any applicable foreign, federal, state or other securities laws.
Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement covering resales of Old Notes.
Additional Information Regarding the Registration Rights Agreement
As noted above, we are effecting the exchange offer to comply with our contractual obligations under the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.
In the event that:
•the registration statement is not filed with the SEC on or prior to the 90th day after October 26, 2022;
•the registration statement is not declared effective by the SEC on or prior to the 120th day after October 26, 2022;
•the exchange offer is not consummated within 45 days following the effective date of the registration statement;
•if required, a shelf registration statement is not filed with the SEC on or prior to (A) the 180th day following October 26, 2022 or (B) the 90th day after the obligation to file a shelf registration statement with the SEC arises, whichever is later;
•if required, a shelf registration statement is not effective on or prior to (A) the 225th day following October 26, 2022 or (B) the 105th day after an obligation to file with the SEC a shelf registration statement arises, whichever is later;
•a shelf registration statement is effective with the SEC but such shelf registration statement ceases to be effective or such shelf registration statement or the prospectus included therein ceases to be usable in connection with resales of the registrable securities due to any act or omission of the Company and (A) the aggregate number of days in any consecutive 365-day period for which the shelf registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the shelf registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the shelf registration statement or such prospectus shall not be effective or usable for a period of more than 90 consecutive days; or
•the registration statement is effective with the SEC but, if the registration statement is being used in connection with the resale of the New Notes, the registration statement ceases to be effective or the registration statement or the prospectus included therein ceases to be usable in connection with resales of New Notes due to any act or omission of the Company during the 180-day period following the last date on which exchanges are accepted and (A) the aggregate number of days in any consecutive 365-day period for which the registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the registration statement or the prospectus shall not be effective or usable for a period of more than 90 consecutive days the interest rate on the Old Notes will be increased by 0.25% per annum immediately following the applicable date of such registration default and will increase by an additional 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. If at any time more than one registration default has occurred and is continuing, the increase in interest rate will apply as if there occurred a single registration default that begins on the date that the earliest such registration default occurred and ends on such date that there is no registration default. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.
Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement covering resales of the Old Notes.

DESCRIPTION OF THE NOTES
On October 26, 2022, we issued $40,000,000 in aggregate principal amount of our 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032, which we collectively refer to in this prospectus as the Old Notes. The Old Notes were issued in private placement transactions to certain qualified institutional buyers and institutional accredited investors and, as such, were not registered under the Securities Act. The Old Notes were issued under the indenture, dated October 26, 2022, by and between Southern States Bancshares, Inc., as issuer, and UMB Bank, N.A., as trustee, which we refer to as the indenture. The term “notes” refers collectively to the Old Notes and the New Notes, unless otherwise indicated or the context otherwise requires.
The New Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:
•the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;
•the New Notes bear different CUSIP numbers from the Old Notes;
•the New Notes are generally not subject to transfer restrictions;
•holders of the New Notes are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes or otherwise; and
•because holders of New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.
•The New Notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by one or more global notes deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.
The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
The following provides a summary of certain terms of the indenture and the New Notes. This summary is qualified in its entirety by reference to the complete indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to the form of notes, which is included as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indenture and the form of notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.
General
The exchange offer for the New Notes will be for up to $40,000,000 in aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single series for all purposes of the indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.
Principal, Maturity and Interest
The interest terms of the New Notes are materially identical to the interest terms as the Old Notes, except with respect to additional interest that may be earned on the Old Notes under circumstances relating to our registration obligations under the registration rights agreement. Interest on the notes will accrue from and including October 26, 2022. The notes will mature and become payable, unless earlier redeemed, on October 26, 2032.
From and including October 26, 2022 to but excluding October 26, 2027 or any earlier redemption date, the New Notes will bear interest at a fixed annual rate equal to 7.00%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning December 30, 2022. During this period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If the due date for any payment of principal or interest falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled due date.
From, and including, October 26, 2027 to, but excluding, October 26, 2032, unless redeemed prior to October 26, 2032 (such period, the “floating rate period”), the New Notes will bear interest at a rate equal to Three-Month Term SOFR, reset quarterly, plus 306 basis points, or such other rate as determined pursuant to the indenture, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2027 through October 26, 2032 or earlier redemption date. If Three-Month Term SOFR (or other applicable floating interest rate) is less than zero, then Three-Month Term SOFR (or other such applicable floating interest rate) shall be deemed to be zero. During this period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed, and will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2027. See “—Definitions Relating to the Determination of the Floating Interest Rate” and “—Effect of Benchmark Transition Event” below for the definition of Three-Month Term SOFR, a description of the method of its determination, and the alternative methods for determining the applicable floating interest rate for the notes in the event that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR on or prior to the Reference Time (in each case, as defined below).
We will make each interest payment to the holders of record of the notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date, without regard to whether such day is a business day. Payment of interest may be made at our option by mailing a check to the address of the person entitled thereto as shown on the security register or by transfer to an account maintained by the payee with a bank located in the United States; provided, that the trustee will have received written notice of such account designation at least five business days prior to the date of such payment.
Effect of Benchmark Transition Event
If the Calculation Agent (as defined below) determines prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR on or prior to the Reference Time regarding any determination of the Benchmark (as defined below) on any date, then we will promptly provide notice of such determination to the holders of the notes, and the following terms will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the floating interest rate payable on the notes during a relevant floating rate period:
•the Benchmark Replacement will replace the then-current Benchmark (each of such terms as defined below) for all purposes relating to the notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates;
•in connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time;
•any determination, decision or election that may be made by the Calculation Agent under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the holders of the notes and the trustee absent manifest error, (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the

Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the notes, the trustee or any other party; and
•after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on the notes for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement plus 306 basis points.
If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.
Definitions Relating to the Determination of the Floating Interest Rate
The following definitions apply with respect to the notes and the determination of the floating interest rate:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three- Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:
(a)Compounded SOFR (as defined below);
(b)the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined below) and (ii) the Benchmark Replacement Adjustment;
(c)the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or
(d)the sum of: (i) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar denominated floating rate securities at such time and (ii) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:
(a)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);
(b)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or
(c)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated floating rate securities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining rates with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company reasonably decides in good faith that adoption of any portion of such market practice is not administratively feasible or if the Company reasonably determines in good faith that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)A public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period. The initial Calculation Agent shall be the Company.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company in accordance with:
(a)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
(b)if, and to the extent that, the Company or its designee determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.
For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment (and the spread specified on the face of the Subordinated Note).
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“FRBNY” means the Federal Reserve Bank of New York.
“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org or any successor source.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (a) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (b) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.
“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time,” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.
“Stated Maturity” means October 26, 2032.
“Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means the CME Group or any entity designated by the Relevant Governmental Body as the successor administrator of Term SOFR.
“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary).
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Subordination
Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness. Any amount borrowed by the Company under such Senior Indebtedness would rank senior to the notes. The notes do not limit the amount of additional indebtedness, including senior indebtedness that we or any of our subsidiaries, including the Bank, may incur in the future.
The term “senior indebtedness” means any of our obligations to our creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation:
•all indebtedness of the Company for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered;
•indebtedness of the Company for money borrowed or represented by purchase money obligations;
•the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise;
•reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes;
•all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements;
•all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;
•any other obligation of the Company to its general creditors;
•all obligations of the type referred to in the bullets above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

•all obligations of the types referred to in the bullets above of other persons secured by a lien on any of our property or assets whether or not such obligation is assumed by us; and
•any deferrals, renewals or extensions of any obligations of the type described in the bullets above.
However, the term “senior indebtedness” excludes:
•the notes;
•unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries; and
•any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated.
In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity, unless:
•we are subject to any termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise; or
•a default in the payment of principal of, or premium, if any, or interest on any senior indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness will have occurred and be continuing, or would occur as a result of the payment of principal of or interest on the notes or in respect of any retirement, purchase or other acquisition of the notes, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, unless and until such default or event of default has been cured or waived or has ceased to exist.
Upon our termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, holders of all of our Senior Indebtedness will first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal of, and premium, if any, and interest on (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law), that Senior Indebtedness before any payment is made on the notes. If, after we have paid the Senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of and premium, if any, and accrued and unpaid interest on the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of and premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applied ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.
In the event that we are subject to any termination, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that Senior Indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness.
As a result of the subordination of the notes in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

All liabilities of the Bank and our other subsidiaries, including deposits and liabilities to general creditors arising during the ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of the subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated and supervised depository institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by the Bank but may have to rely on the proceeds of borrowings and/or the sale of other securities to pay the principal amount of the notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or provide funds to us by other means. As a result, with respect to the assets of the Bank, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of the Bank, including its depositors, except to the extent that we may be a creditor with recognized claims against the Bank.
Redemption
We may, at our option, subject to regulatory approval, redeem the notes, in whole or in part, on any interest payment date on or after December 30, 2027. In addition, at our option, subject to regulatory approval, we may redeem the notes in whole, but not in part, at any time upon the occurrence of:
•a “Tier 2 Capital Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect that, as a result of any change, event, occurrence, circumstance or effect occurring on or after October 26, 2022, the notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement);
•a “Tax Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect, as a result of a change or a prospective change in law on or after October 26, 2022, there is a material risk that interest paid by the Company on the notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or
•an “Investment Company Event,” which means our receipt of a legal opinion from counsel experienced in such matters to the effect that there is a material risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.
Any redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, and additional interest, if and to the extent applicable, thereon to but excluding the date of redemption. Any redemption of the notes will be subject to any required regulatory approvals, including the Federal Reserve (or its designee) or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy.
If less than all of the notes are to be redeemed, the notes to be redeemed will be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding notes not previously called for redemption unless otherwise required by law or applicable depositary requirements, on a pro rata basis as to the holders and which may provide for the selection for redemption of portions of the principal amount of the notes; provided, however, that no such partial redemption will reduce the portion of the principal amount of a note not redeemed to less than the minimum denomination for a note established in or under the indenture. In the event a pro rata redemption is not permitted under applicable law or applicable depositary requirements, the notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate. Any partial redemption will be made pro rata among all of the holders of the notes (such redemption to be considered a “Pro Rata Pass-Through of Principal” for purpose of a redemption processed through The Depository Trust Company).

Notices of redemption will be given in the manner provided for in the indenture to each holder of notes to be redeemed not less than 30, but no more than 60, days before the redemption date. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note, if any, will be issued in the name of the holder thereof upon surrender of the original note. Notes called for redemption become due and payable on the date fixed for redemption at the redemption price specified in the notice of redemption, together with any accrued and unpaid interest, if any, and additional interest, if and to the extent applicable. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
The notes are not subject to redemption at the option of the holders.
No Sinking Fund; Non-Convertible
The notes will not be entitled to the benefit of any sinking fund. Except as contemplated by this prospectus, the notes are not convertible into, or exchangeable for, any of our or our subsidiaries’ equity securities, other securities or assets.
Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.
Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by one or more global notes that will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co. as nominee of DTC. Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
The global notes will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:
•DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global notes, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint a successor depositary within 90 days;
•we determine that the notes are no longer to be represented by the global notes and so notify the trustee in writing; or
•an event of default with respect to the notes has occurred and is continuing and DTC has requested the issuance of definitive subordinated notes.
In those circumstances, DTC will determine in whose names any securities issued in exchange for the global notes will be registered. Any such notes in certificated form will be issued in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
DTC or its nominee will be considered the sole owner and holder of the global notes for all purposes, and as a result:
•you cannot receive notes registered in your name if they are represented by the global notes;
•you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global notes;
•you will not be considered to be the owner or holder of the global notes or any note it represents for any purpose; and
•all payments on the global notes will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in certificated form. These laws may limit your ability to transfer your beneficial interests in the global notes to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee, referred to as “participants,” and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global notes. The only place where the ownership of beneficial interests in the global notes will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next day) funds. In contrast, beneficial interests in a global notes usually trade in DTC’s same-day funds settlement system and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
Cash payments of interest on and principal of the global notes will be made to Cede & Co., the nominee for DTC, as the registered owner of the global notes. These payments will be made by wire transfer of immediately available funds on each payment date.
You may exchange or transfer the notes at the corporate trust office of the trustee for the notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
We have been informed that, with respect to any cash payment of interest on or principal of the global notes, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global notes as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global notes held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the notes. We have been advised that, under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global notes to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the principal amount of the notes represented by the global notes as to which such participant has, or participants have, given such direction.
DTC has also advised as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global notes. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global notes, including for payments made on the global notes, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Indenture Covenants
The indenture contains no covenants limiting or restricting the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed any financial ratios, as a general matter, to not incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us or our subsidiaries from or limiting our or our subsidiaries’ right to incur additional indebtedness or obligations, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, repurchase our stock or other securities, including any of the notes, or pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, in the case of dividends or other distributions, redemptions, purchases, acquisitions or liquidation payments with respect to our capital stock and repayments, repurchases or redemptions of any debt securities that rank equal with or junior to the notes, in each case, upon our failure to make any required payment of principal or interest on the notes, when the same becomes due and payable). In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.
Events of Default; Right of Acceleration; Failure to Pay Principal or Interest
The following are events of default under the indenture:
•the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;
•the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;
•the failure of the Company to pay any installment of interest on any of the notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;
•the failure of the Company to pay all or any part of the principal of any of the notes as and when the same will become due and payable under the indenture;
•our failure to perform any other covenant or agreement on our part contained in the notes or in the indenture, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” and demanding that we remedy the same, will have been given, in the manner as required under the indenture to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in the aggregate principal amount of the notes at the time outstanding; or
•the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $40,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.
If an event of default described in the first two bullet points above occurs, then the principal amount of all of the outstanding notes and all accrued and unpaid interest, if any, thereon will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. If an event of default with respect to the notes occurs due to any reason other than an event of default described in the first two bullet points above, neither the trustee nor any holder may accelerate the maturity of the notes and make the principal of, and any accrued and unpaid interest on, the notes immediately due and payable.
Under the indenture, if we fail to pay any installment of interest on any note when such interest becomes due and payable, and such default continues for a period of 15 days, or if we fail to pay all or any part of the principal of any note when such principal becomes due and payable, the Company will, upon demand of the trustee, pay to the trustee, for the benefit of the holders of such notes, the whole amount then due and payable with respect to such notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due to the trustee under the notes.
Any rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination.” Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture.
Amendment, Supplement and Waiver
Without the consent of any holder of notes, we and the trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:
•to evidence the succession of another person to us, and the assumption by any such successor of our covenants contained in the indenture and in the notes;
•to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us with respect to the notes issued under the indenture;
•to permit or facilitate the issuance of notes in uncertificated or global form, provided any such action will not adversely affect the interests of the holders;
•to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture, as necessary, to provide for or facilitate the administration of the trusts thereunder by more than one trustee, in accordance with the requirements set forth in the indenture;
•to cure any ambiguity or to correct or supplement any provision in the indenture that may be defective or that may be inconsistent with any other provision therein;
•to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of then outstanding notes;
•to add any additional events of default;

•to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the legal defeasance, covenant defeasance and/or satisfaction and discharge of the notes in accordance with the indenture, provided that any such action will not adversely affect the interests of any holder of notes;
•to provide for the issuance of the New Notes pursuant to the exchange offer;
•to conform any provision in the indenture to the requirements of the Trust Indenture Act; or
•to make any change that does not adversely affect the legal rights under the indenture of any holder of then outstanding notes.
With the consent of the holders of not less than a majority in principal amount of the outstanding notes, by act of said holders delivered to us and the trustee, we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of the notes or modifying in any manner the rights of the holders of the notes under the indenture, except that no such supplemental indenture, without the consent of the holder of each outstanding note affected thereby, will:
•reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;
•reduce the principal of or change the stated maturity of any notes or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;
•make any note payable in money other than United States dollars;
•make any change in provisions of the indenture protecting the right of each holder of the notes to receive payment of principal of and interest on such notes on or after the due date thereof or setting forth the contractual right to bring suit to enforce such payment;
•reduce the percentage in principal amount of the notes, the consent of whom is required for any such supplemental indenture, or the consent of whom required to waive certain defaults and covenants under the indenture; or
•modify any of the provisions of the section of the indenture governing supplemental indentures with the consent of holders, or those provisions relating to waiver of past defaults or waiver of certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.
The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or interest on, any note, or in respect of a covenant or provision of the indenture which, under the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding note.
Satisfaction and Discharge of the Indenture; Defeasance
We may terminate our obligations under the indenture when:
•either: (a) all notes that have been authenticated and delivered (with certain specified exceptions) have been delivered to the trustee for cancellation, or (b) all notes that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such outstanding notes, including the applicable principal and interest on such notes;

•we have paid or caused to be paid all other sums then payable under the indenture with respect to the outstanding notes or the indenture; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.
We may elect, at our option and at any time, to have our obligations discharged with respect to the outstanding notes, which we refer to as legal defeasance. “Legal defeasance” means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:
•the rights of the holders of such outstanding notes to receive payments in respect of the principal of and interest on such notes when payments are due;
•our and the trustee’s obligations with respect to such notes concerning registration of notes, mutilated, destroyed, lost and stolen notes, maintenance of an office or agency for payment and money for payments on the notes to be held in trust;
•the rights, powers, trusts, duties and immunities of the trustee under the indenture; and
•the defeasance provisions of the indenture.
In addition, we may elect, at our option, to have our obligations released with respect to certain covenants contained in the indenture, which we refer to as covenant defeasance.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes:
•we must irrevocably deposit or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of outstanding notes, (i) an amount in dollars, (ii) government obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such notes, money or (iii) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which will be applied by the trustee to pay and discharge, the principal of and interest, if any, on such outstanding notes on the stated maturity of such principal or installment of principal or interest or the applicable redemption date, as the case may be;
•such legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our subsidiaries are a party or by which we or any of them are bound;
•no event of default or event which, with notice or lapse of time or both, would become an event of default with respect to such notes can have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance, no event of default or event which, with notice or lapse of time or both, would become an event of default under the indenture will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (this condition to legal defeasance will not be deemed satisfied until the expiration of such period);
•in the case of legal defeasance, we must deliver to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance had not occurred;

•in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
•we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under the indenture have been satisfied;
•if the moneys or government obligations, or combination thereof, as the case may be, deposited are sufficient to pay the principal of and interest, if any, on such notes, provided that such notes are redeemed on a particular redemption date, we must have given the trustee irrevocable instructions to redeem such notes on such date and to provide notice of such redemption to holders of such notes as provided in or under the indenture; and
•the trustee must have received such other documents, assurances and opinions of counsel as the trustee may reasonably require.
In connection with a discharge or defeasance, in the event the trustee is unable to apply the moneys deposited as contemplated under the satisfaction and discharge provisions of the indenture by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, our obligations under the indenture and the notes will be revived as if the deposit had never occurred, until such time as the trustee is permitted to apply all such moneys and government obligations to pay the principal of, and interest, if any, on the notes.
The Trustee
UMB Bank, N.A. is acting as the trustee under the indenture and the initial paying agent and registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.
Except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture.
The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, if it becomes a creditor of our organization, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days and apply to the SEC for permission to continue or resign.
The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, place and method of conducting any proceeding for any remedy available to the trustee or to exercise any trust or power conferred on the trustee, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any holder under the indenture, unless such holder has offered to the trustee security or indemnity satisfactory to the trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
No Personal Liability of Shareholders, Employees, Officers, Directors, or Exchange Agent
None of our or any of our predecessors’ or successors’ past, present or future shareholders, employees, officers or directors, as such, will have any personal liability for any of our obligations under the notes or the indenture by reason of his, her or its status as such a shareholder, employee, officer or director. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Limitations on Liability and Indemnification of Officers and Directors
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Governing Law
The notes and the indenture are governed by and will be construed in accordance with the laws of the State of New York.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the material U.S. federal income tax considerations of the exchange of outstanding Old Notes for New Notes in the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange of outstanding Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed regulations under the Code and any administrative and judicial interpretations and rulings thereof, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis, and subject to differing interpretations. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus, and we have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Furthermore, this discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any non-income tax consequences of the exchange of Old Notes for New Notes.
This discussion is limited to the U.S. federal income tax consequences applicable to holders that purchased their Old Notes from us in the initial offering and at the initial offering price for cash and who held such Old Notes, and will now hold the New Notes, as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all U.S. federal income tax considerations that may be applicable to each holder’s particular circumstances or to holders that may be subject to special tax rules under U.S. federal income tax laws, including, but not limited to, banks, insurance companies, other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, persons that will hold the New Notes as a position in a hedging transactions, straddle or conversion transaction or as part of a “synthetic security,” other integrated transactions or risk reduction transaction, persons deemed to sell the New Notes under the constructive sale provisions of the Code, persons that will hold the New Notes in an individual retirement account, 401(k) plan or similar tax-favored account, an accrual method taxpayer who is required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, a person that purchases or sells notes as part of a wash sale for tax purposes, or entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.
The exchange of Old Notes for New Notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, (1) a holder of Old Notes should not recognize gain or loss upon the receipt of New Notes in the exchange offer, (2) a holder’s basis in the New Notes received in the exchange offer should be the same as such holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and (3) a holder’s holding period in the New Notes should include such holder’s holding period in the Old Notes surrendered in exchange therefor.
This discussion of material U.S. federal income tax considerations is for general information only and may not be applicable, depending upon a holder’s particular situation. Holders of Old Notes considering the exchange offer are urged to consult their own tax advisors with respect to the tax consequences to them of exchanging Old Notes for New Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

PLAN OF DISTRIBUTION
Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes, provided that such broker-dealer notifies the Company to that effect in accordance with the instructions in the letter of transmittal. We will make additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that so requests in accordance with the instructions in the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus for a period of 180 days following the expiration date of the exchange offer.
We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer and resells such New Notes and any broker-dealer that participates in a distribution of such New Notes may be a statutory “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with the resale of any such New Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We will promptly send additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that so requests in accordance with the instructions in the letter of transmittal. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS
The validity of the New Notes will be passed upon for us by Jones Walker LLP, Birmingham, Alabama.
EXPERTS
Our consolidated financial statements as of December 31, 2021 and 2020 and for the two years ended December 31, 2021 incorporated by reference in this prospectus have been audited by Mauldin & Jenkins, LLC, independent registered public accounting firm, as set forth in its report thereon incorporated herein by reference, and have been incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

OFFER TO EXCHANGE
Up to $40,000,000 aggregate principal amount of
7.00% Fixed-to-Floating Rate Subordinated Notes due 2032
that have been registered under the Securities Act of 1933
for any and all outstanding unregistered
7.00% Fixed-to-Floating Rate Subordinated Notes due 2032

PRELIMINARY PROSPECTUS
          , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers.
Alabama Business Corporation Law of 2019
Subject to applicable law, a director shall not be held personally liable to Southern States or its stockholders for monetary damages for any action taken, or any failure to take any action as a director, except that a director’s liability shall not be eliminated for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on Southern States or the stockholders; (iii) a violation of section 10A-2A-8.32 of the ABCL; or (iv) an intentional violation of criminal law. It is the intention that the directors of Southern States be protected from personal liability to the fullest extent permitted by the ABCL as it now or hereafter exists. If at any time in the future the ABCL is modified to permit further or additional limitations on the extent to which directors may be held personally liable to Southern States, the protection afforded by Southern States’ certificate of incorporation shall be expanded to afford the maximum protection permitted under such law.
Subject to the above limitations and in accordance with the ABCL, Southern States will indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding to which he or she was a party because he or she is or was a director or officer of Southern States against reasonable expenses incurred in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.
Furthermore, the ABCL provides that Southern States may indemnify an individual made a party to a proceeding because he or she is or was a director or officer of Southern States against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed (a) in the case of conduct in his or her official capacity with Southern States, that his or her conduct was in its best interest; and (b) in all other cases, that his or her conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Southern States may not indemnify a director or officer in connection with a proceeding by or in the right of Southern States in which the director or officer has not met the relevant standard of conduct; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that financial benefit was improperly received by him or her. Southern States’ bylaws also require indemnification to the fullest extent provided by the ABCL.
Under the ABCL, Southern States may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with a proceeding by an individual who is a party to the proceeding because that individual is a director, if the director delivers to Southern States a signed written undertaking to repay any funds advanced if (i) the director is not entitled to mandatory indemnification, and (ii) it is ultimately determined that the director is not entitled to indemnification.
The foregoing is only a general summary of certain aspects of Alabama law and the Southern States’ governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the Southern States’ certificate of incorporation, which is filed as an exhibit to this registration statement, and to the relevant provisions of the ABCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Finally, Southern States’ ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, United States Code, title 12, section 1828(k).
Bylaws
Under its bylaws, Southern States must indemnify any persons who may be indemnified under the ABCL.

Insurance Coverage
Southern States and Southern States Bank have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of Southern States and Southern States Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.

Item 21.    Exhibits and Financial Statement Schedules.
(a) Exhibits:

Number	Description

2.1#
Agreement and Plan of Merger by and between Southern States Bancshares, Inc. and East Alabama Financial Group, Inc., dated as of May 7, 2019 (incorporated by reference to Exhibit 2.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

3.1
Certificate of Incorporation of Southern States Bancshares, Inc., as amended (incorporated by reference to Exhibit 3.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

3.2
Amended and Restated Bylaws of Southern States Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.1
Description of Capital Stock (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 18, 2022, file number 001-40727).

4.2
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

4.3#
Form of Subordinated Note Purchase Agreement, dated February 7, 2022, by and among Southern States Bancshares, Inc. and each Purchaser (incorporated by reference to Exhibit 10.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file number 001-40727).

4.4
Indenture, dated February 7, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee, (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file number 001-40727).

4.5	Form of 3.50% Fixed-to-Floating Rate Subordinated Note due February 7, 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.4 hereto).

4.6
Form of Registration Rights Agreement, dated February 7, 2022, by and among Southern States Bancshares, Inc. and Each Purchaser (incorporated by reference to Exhibit 10.2 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on February 8, 2022, file number 001-40727).

4.7#
Form of Subordinated Note Purchase Agreement, dated October 26, 2022, by and among Southern States Bancshares, Inc. and each Purchaser (incorporated by reference to Exhibit 10.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on October 27, 2022, file number 001-40727).

4.8
Indenture, dated October 26, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on October 27, 2022, file number 001-40727).

4.9	Form of 7.00% Fixed-to-Floating Rate Subordinated Note due October 26, 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.8 hereto).

4.10
Form of Registration Rights Agreement, dated October 26, 2022, by and among Southern States Bancshares, Inc. and each Purchaser (incorporated by reference to Exhibit 10.2 to Southern States Bancshares, Inc.’s Current Report on Form 8-K filed with the SEC on October 27, 2022, file number 001-40727).

4.11
Registration Rights Agreement, dated as of December 28, 2016, by and among Southern States Bancshares, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.16 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

5.1	Opinion of Jones Walker LLP regarding the validity of the New Notes.*

10.1#
Loan Agreement, dated August 20, 2019, between Southern States Bancshares, Inc. and First Horizon Bank (formerly First Tennessee Bank National Association), and related Revolving Credit Note (incorporated by reference to Exhibit 10.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.2#
First Amendment to Loan Agreement, dated November 6, 2020, between Southern States Bancshares, Inc. and First Horizon Bank, and related Amended and Restated Revolving Credit Note (incorporated by reference to Exhibit 10.1 to Southern States Bancshares, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2022, file number 001-40727).

10.3#
Second Amendment to Loan Agreement, dated July 20, 2022, between Southern States Bancshares, Inc. and First Horizon Bank (formerly First Tennessee Bank National Association), and related Second Amended and Restated Revolving Credit Note (incorporated by reference to Exhibit 10.2 to Southern States Bancshares, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2022, file number 001-40727).

10.4†
2017 Incentive Stock Compensation Plan (incorporated by reference to Exhibit 10.2 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.5†
Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.6†
Form of Option Award Agreement (incorporated by reference to Exhibit 10.4 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.7†
Employment Agreement, dated March 24, 2010, by and between Stephen W. Whatley and Southern States Bank (incorporated by reference to Exhibit 10.5 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.8†
First Amendment to Employment Agreement, dated September 21, 2016, by and between Stephen W. Whatley and Southern States Bank (incorporated by reference to Exhibit 10.6 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.9†
Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated September 21, 2016, by and between Stephen W. Whatley and Southern States Bank (incorporated by reference to Exhibit 10.7 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.10†
Employment Agreement, dated February 5, 2001, by and between Mark Chambers and NAB, LLC (incorporated by reference to Exhibit 10.8 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.11†
First Amendment to Employment Agreement, dated April 13, 2021, by and between Mark Chambers and Southern States Bank (incorporated by reference to Exhibit 10.9 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.12†
Employment Agreement, dated February 19, 2013, by and between Lynn Joyce and Southern States Bank (incorporated by reference to 10.10 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.13†
First Amendment to Employment Agreement, dated April 13, 2021, by and between Lynn Joyce and Southern States Bank (incorporated by reference to Exhibit 10.11 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.14†
Employment Agreement, dated March 24, 2010, by and between James W. Swift and Southern States Bank (incorporated by reference to Exhibit 10.12 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.15†
First Amendment to Employment Agreement, dated April 13, 2021, by and between James W. Swift and the Company (incorporated by reference to Exhibit 10.13 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.16†
Employment Agreement, dated March 24, 2010, by and between Greg Smith and Southern States Bank (incorporated by reference to Exhibit 10.14 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.17†
First Amendment to Employment Agreement, dated April 13, 2021, by and between Greg Smith and the Company (incorporated by reference to Exhibit 10.15 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

10.18
Stock Purchase Agreement by and among Southern States Bancshares, Inc. and the purchasers identified on the signature pages thereto, dated as of December 27, 2016 (incorporated by reference to Exhibit 10.17 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

21.1
Subsidiaries of Southern States Bancshares, Inc. (incorporated by reference to Exhibit 21.1 to Southern States Bancshares, Inc.’s Registration Statement on Form S-1 filed with the SEC on July 15, 2021, file number 333-257915).

23.1	Consent of Mauldin & Jenkins LLC*

23.2	Consent of Jones Walker LLP (contained in its opinion filed as Exhibit 5.1).*

24.1	Powers of Attorney (included on signature pages hereto).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of UMB Bank, N.A., as trustee.*

99.1	Form of Letter of Transmittal.*

107	Filing Fee Table*
_______________
*     Filed herewith
†     Indicates a management contract or compensatory plan.
#     Certain schedules, exhibits and appendices have been omitted pursuant to Item 601(b)(5). We will furnish the omitted schedules exhibits and appendices to the Securities and Exchange Commission upon request.
(b) Financial Statement Schedules: None. All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and related notes.
Item 22.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Southern States’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(e)The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Anniston, State of Alabama, on December 5, 2022.

SOUTHERN STATES BANCSHARES, INC.

By:	/s/ Stephen W. Whatley
Name: Stephen W. Whatley
Title: Chairman and CEO

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. Whatley and Lynn Joyce, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen W. Whatley	Chairman and Chief Executive Officer, and Director (Principal Executive Officer)	December 5, 2022
Stephen W. Whatley

/s/ Lynn Joyce	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2022
Lynn Joyce

/s/ Lewis Beavers	Director	December 5, 2022
Lewis Beavers

/s/ Alfred Hayes, Jr	Director	December 5, 2022
Alfred Hayes, Jr.

/s/ Brent David Hitson	Director	December 5, 2022
Brent David Hitson

/s/ Brian Stacy Holmes	Director	December 5, 2022
Brian Stacy Holmes

/s/ Mark Chambers	Director	December 5, 2022
Mark Chambers

/s/ Cynthia S. McCarty	Director	December 5, 2022
Cynthia S. McCarty

/s/ Jay Florey Pumroy	Director	December 5, 2022
Jay Florey Pumroy

/s/ J. Henry Smith, IV	Director	December 5, 2022
J. Henry Smith, IV

/s/ Henry A. Turner	Director	December 5, 2022
Henry A. Turner

S-2